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                                                                    Exhibit 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-3 to the Registration Statement on Form S-1 (File No. 333-39956) filed by UbiquiTel Inc. of our report dated March 13, 2001 on the consolidated financial statements of Via Wireless, LLC as of December 31, 2000, and 1999, and for each of the three years in the period ended December 31, 2000, and to the reference to us under the heading "Experts" included in the registration statement.


Moss Adams LLP

Stockton, California
September 6, 2001